As filed with the Securities and Exchange Commission on March 9, 2010
Registration No. 333-139547

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Conexant Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	25-1799439
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
4000 MacArthur Boulevard
Newport Beach, California 92660-3095
(Address, Including Zip Code, of Principal Executive Offices)

Conexant Systems, Inc.
Retirement Savings Plan
(Full Title of the Plan)

Jean Hu
Chief Financial Officer, Treasurer and Senior Vice President, Business Development
Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660-3095
(949) 483-4600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

SIGNATURES

EXPLANATORY NOTE
     Conexant Systems, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2006 (Commission File No. 333-139547 and referred to herein as the “Registration Statement”) with respect to shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), thereby registered for offer or sale pursuant to the Conexant Systems, Inc. Retirement Savings Plan (the “Plan”). Prior to giving effect to the Registrant’s June 30, 2008 reverse stock split, a total of 4,000,000 shares of Common Stock were initially registered for issuance under the Registration Statement.
     The Registrant has since ceased investing employee funds in the Registrant’s Common Stock fund pursuant to the Plan effective as of August 29, 2008. No future employee funds will be invested in the Registrant’s Common Stock fund pursuant to the Plan and no employee funds remain invested in such fund pursuant the Plan. The purpose of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement is to deregister the 295,544 shares of Common Stock that remain available for issuance under the Plan (referred to herein as the “Plan Shares”). The Plan Shares are hereby deregistered.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 9, 2010.

CONEXANT SYSTEMS, INC.
By:	/s/ Jean Hu
Jean Hu
Chief Financial Officer, Treasurer and Senior Vice President, Business Development

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ D. Scott Mercer D. Scott Mercer		March 9, 2010

Chief Financial Officer and Senior Vice President, Business Development (Principal Financial and Accounting Officer)
/s/ Jean Hu Jean Hu		March 9, 2010
Director
/s/ William E. Bendush William E. Bendush		March 9, 2010
Director
/s/ Steven J. Bilodeau Steven J. Bilodeau		March 9, 2010
Director
/s/ Dwight W. Decker Dwight W. Decker		March 9, 2010
Director
/s/ F. Craig Farrill F. Craig Farrill		March 9, 2010

Signature	Title	Date
Director
/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer		March 9, 2010
Director
/s/ Matthew E. Massengill Matthew E. Massengill		March 9, 2010
Director
/s/ Jerre L. Stead Jerre L. Stead		March 9, 2010
     The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 9, 2010.

CONEXANT SYSTEMS, INC. RETIREMENT SAVINGS PLAN
By:	/s/ Michael H. Vishny
Michael H. Vishny
Plan Administrator